Exhibit 3.1

Delaware The First State Page 1 5126969 8100 Authentication: 204819092 SR# 20223975062 Date: 11-09-22 You may verify this certificate online at corp.delaware.gov/authver.shtml I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CORRECTION OF “INDUSTRIAL HUMAN CAPITAL, INC.”, FILED IN THIS OFFICE ON THE NINTH DAY OF NOVEMBER, A.D. 2022, AT 10:37 O`CLOCK A.M.